Exhibit 99.(a)(i)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 2022, AT 11:14 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
6966526 8100	Authentication: 204173015
SR# 20223261099	Date: 08-16-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF TRUST

OF

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST

This Certificate of Trust of CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST (the “Trust”) is being duly executed and filed by the undersigned, as sole trustee, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

1.            Name.  The name of the statutory trust is CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST.

2.            Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Trust’s registered agent at such address is The Corporation. Trust Company.

3.            Registered. Investment Company. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

4.            Series Trust. Notice is hereby given that, pursuant to Section 3804 of the Act, the Trust has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.            Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:14 AM 08/15/2022
FILED 11:14 AM 08/15/2022
SR 20223261099 - File Number 6966526

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

/s/ J. Christopher Jackson
Name: J. Christopher Jackson
as Trustee and not individually